Exhibit 32.5
CERTIFICATION PURSUANT TO
18 U.S.C.§1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Brookshire Raw Materials (U.S.) Trust on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brookshire Raw Materials (U.S.) Agriculture CDN Fund, a Series of the Brookshire Raw Materials (U.S.) Trust.

/s/ John Marshall
John Marshall
Chief Executive Officer of Brookshire Raw Materials Management, LLC, the Managing Owner of Brookshire Raw Materials (U.S.) Trust

/s/ Stephen Adams
Stephen Adams
Chief Financial Officer of Brookshire Raw Materials Management, LLC, the Managing Owner of Brookshire Raw Materials (U.S.) Trust

Date: November 16, 2007